Exhibit 5

Tamara L. Linde Executive Vice President and General Counsel	PSEG Power LLC 80 Park Plaza, T4, Newark, NJ 07102 tel: 973-430-8058 fax: 973-639-0741	November 17, 2017

PSEG Power LLC

PSEG Energy Resources & Trade LLC

PSEG Fossil LLC

PSEG Nuclear LLC

80 Park Plaza

Newark, NJ 07102

Ladies and Gentlemen:

This opinion is furnished in connection with the preparation and filing by PSEG Power LLC (the “Company”), PSEG Energy Resources & Trade LLC (“ER&T”), PSEG Fossil LLC (“Fossil”) and PSEG Nuclear LLC (“Nuclear” and together with ER&T and Fossil, the “Guarantors”), each a Delaware limited liability company, of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of the offer, issuance and sale from time to time of an indeterminate amount of senior debt securities by the Company (the “Debt Securities”) and the guarantees thereof (the “Guarantees”), jointly and severally, by the Guarantors. The Debt Securities and the Guarantees will be issued under the Indenture, dated as of April 16, 2001 (as amended and supplemented to the date hereof, the “Indenture”), among the Company, the Guarantors and The Bank of New York Mellon, as trustee (the “Trustee”).

I have examined the Registration Statement, the Indenture (including the form of Guarantee) and such other agreements, instruments, documents and records and such certificates or comparable documents of public officials which I deemed relevant and necessary for the basis of the opinion hereinafter expressed. In such examination, I have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to me as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates I have reviewed.

The opinions expressed below are based on the following assumptions:

(a) the Registration Statement will have become effective;

(b) the proposed transactions contemplated by the Registration Statement will have been carried out on the basis set forth therein and in conformity with the authorizations, approvals, consents, or exemptions under the securities laws of various states and other jurisdictions of the United States;

(c) prior to the issuance of any series of Debt Securities and related Guarantees, the Boards of Directors of the Company and the Guarantors (each, a “Board”), a committee thereof or an officer of the

Company and the Guarantors, pursuant to delegated authority from each applicable Board, will have authorized the issuance of, and established the terms of, such Debt Securities and related Guarantees; and

(d) the Indenture will have been qualified in accordance with the provisions of the Trust Indenture Act of 1939, as amended.

Based upon the foregoing and subject to the limitations herein, I am of the opinion that:

1. When the Debt Securities have been duly executed by the Company and authenticated by the Trustee and when delivered against payment of the requisite consideration therefor, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. When (i) the Debt Securities have been duly executed by the Company and authenticated by the Trustee, (ii) when the Debt Securities have been delivered against payment of the requisite consideration therefor and (iii) when the Guarantees have been duly executed by each of the Guarantors, such Guarantees will constitute valid and binding obligations of each Guarantor, enforceable against such Guarantor in accordance with their terms.

With respect to enforceability, the above opinions are qualified to the extent that enforcement of the Indenture, the Debt Securities and the Guarantees may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

The foregoing opinions are given as of the date hereof and are limited to matters arising under the limited liability company laws of the State of Delaware and the laws of the State of New York as in effect on the date hereof and I express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction. I hereby consent to the incorporation by reference of this letter as an exhibit to the Registration Statement and to the use of my name wherever it appears in the Registration Statement. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required by Section 7 of the Act or the related rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this letter as an exhibit or otherwise.

Very truly yours,

/s/ Tamara L. Linde

Tamara L. Linde
Executive Vice President and

General Counsel